Exhibit 10.53

SAVARA, INC.

STOCK OPTION PLAN

Effective Date: February 15, 2008

Approved by Stockholders: July 31, 2008

SAVARA, INC. STOCK OPTION PLAN

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS		1
1.1	Award	1
1.2	Award Agreement	1
1.3	Board of Directors	1
1.4	Capitalization Adjustment	1
1.5	Cause	1
1.6	Change in Control	2
1.7	Code	2
1.8	Common Stock or Stock	2
1.9	Company	2
1.10	Consultant	2
1.11	Continuous Service	3
1.12	Director	3
1.13	Disability	3
1.14	Effective Date	3
1.15	Employee	3
1.16	Exchange Act	3
1.17	Fair Market Value	3
1.18	Incentive Stock Option	4
1.19	Nonqualified Stock Option	4
1.20	Option	4
1.21	Participant	4
1.22	Plan Administrator	4
1.23	Reorganization	4
1.24	Rule 16b-3	5
1.25	Stock Restriction Agreement	5

ARTICLE 2. ADMINISTRATION		5
2.1	Plan Administrator	5
2.2	Meetings and Actions	6
2.3	Powers of Plan Administrator	6
2.4	Interpretation of Plan	6
2.5	Indemnification	6

ARTICLE 3. STOCK SUBJECT TO THE PLAN		7
3.1	Plan Limit	7
3.2	Unused Stock	7
3.3	Adjustment for Change in Outstanding Shares	7
3.4	Retention of Rights	8
3.5	No Repricing of Options	8

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ARTICLE 4. ELIGIBILITY		8

ARTICLE 5. STOCK OPTIONS		8
5.1	Grant of Options	8
5.2	Award Agreement	9
5.3	Manner of Exercise	10
5.4	Payment of Option Price	10

ARTICLE 6. OTHER AWARDS		11

ARTICLE 7. NONTRANSFERABILITY		11

ARTICLE 8. TERMINATION OF CONTINUOUS SERVICE		11
8.1	Cessation of Vesting	11
8.2	Exercise of Award	11

ARTICLE 9. CHANGE IN CONTROL; REORGANIZATION		12
9.1	Acceleration of Vesting; Substitution of Awards	12
9.2	Termination of Award	13

ARTICLE 10. ISSUANCE OF SHARES		13
10.1	Transfer of Shares to Participant	13
10.2	Legend	13
10.3	Compliance with Laws	13
10.4	Investment Representation	14
10.5	Lock-Up Agreement	14
10.6	Stock Restriction Agreement	14

ARTICLE 11. AMENDMENT AND TERMINATION		15
11.1	Amendment of the Plan	15
11.2	Termination of the Plan	15

ARTICLE 12. GENERAL PROVISIONS		15
12.1	Withholding Obligations	15
12.2	No Employment Rights	16
12.3	Other Employee Benefits	16
12.4	Confidentiality of Information	16
12.5	Severability	16
12.6	Governing Law and Venue	16
12.7	Use of Proceeds	17

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SAVARA, INC. STOCK OPTION PLAN

INTRODUCTION

The purpose of the Savara, Inc. Stock Option Plan (the “Plan”) is to further the growth and development of Savara, Inc., a Delaware corporation, by affording an opportunity for stock ownership to selected Employees, Consultants and Directors of the Company who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success. The Plan is also intended to (a) assist the Company in attracting new Employees, Consultants and Directors and retaining individuals; (b) optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals; (c) provide incentives for excellence in individual performance; and (d) promote teamwork.

ARTICLE 1.

DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

1.1	Award means the grant of Nonqualified Stock Options, Incentive Stock Options or other grant under the Plan. More than one Award may be granted to an eligible Employee, Consultant or Directors.

1.2	Award Agreement means either (a) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant setting forth the terms and provisions applicable to such Award. The terms of any Award Agreement need not be identical to the terms of any other Award Agreement applicable to other grants under the Plan to the same or other Participants. No Award shall be issued under the Plan until the Participant satisfies the conditions, if any, described in that Award Agreement for acceptance of the Award.

1.3	Board of Directors means the Board of Directors of the Company.

1.4	Capitalization Adjustment has the meaning ascribed to that term in Section 3.3.

1.5	Cause means “Cause,” as defined in the Participant’s employment agreement, if applicable, or if the Participant has not entered into an employment agreement with the Company, as determined in the sole and absolute discretion of the Company, a termination on account of dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets or conviction or confession of a crime punishable by law (except minor violations), in each such case as determined by the Plan Administrator, and its determination shall be conclusive and binding. A Participant who agrees to resign from his or her affiliation with the Company in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of the Plan.

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1.6	Change in Control means the date on which one of the following, each referred to as a “Change in Control Event,” shall have occurred with respect to the Employer; provided that a Change in Control shall not include (i) any consolidation or merger effected exclusively to change the domicile or form of entity of the Company, or (ii) any transaction or series of transactions in which voting securities of the Company are issued principally for bona fide financing purposes in which cash is received by the Company or any successor or indebtedness or equity securities of the Company are canceled or converted or a combination thereof:

(a)	a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of Employer having 50% or more of the total number of votes that may be cast for the election of members of the Board; or

(b)	the stockholder(s) of Employer approve: (i) any agreement for a merger or consolidation of Employer with another entity, provided that there shall be no change of control if the persons and entities who were the stockholders of Employer immediately before such merger or consolidation continue to own, directly or indirectly, at least a majority of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the voting securities of Employer outstanding immediately before such merger or consolidation; or (ii) any sale, exchange or other disposition of all or substantially all of Employer’s assets; or

(c)	any sale, exchange or other disposition of greater than substantially all of Employer’ s assets, other than in the ordinary course of business, whether in a single transaction or a series of related transactions.

Employer’s reasonable determination as to whether any such event under this section a. has occurred shall be final and conclusive. A Change in Control shall not occur with respect to Participant if, in advance of such event, the Participant agrees in writing that such event shall not constitute a Change in Control.

1.7	Code means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

1.8	Common Stock or Stock means the Company’s common stock (par value $.001 per share) and any share or shares of the Company’s capital stock hereafter issued or issuable in substitution for such shares.

1.9	Company means Savara, Inc.

1.10	Consultant means a consultant, agent, advisor or independent contractor who provides service to the Company and who does not receive wages subject to income tax federal withholding under Code Section 3401; provided, however, that such person renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities. Consultant does not include Directors who are not compensated by the Company for services as Directors, and the payment of a Director’s fee by the Company for services as a Director shall not cause a Director to be considered a Consultant for purposes of the Plan.

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1.11	Continuous Service means that the Participant’s service with the Company is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have been interrupted or terminated because of a change in the capacity in which the Participant renders service to the Company from an Employee to an independent contractor or a member of the Company’s board of directors. The Plan Administrator, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in any circumstance, including (but not limited to) in the case of any leave of absence, including sick leave, military leave or any other personal leave; provided that any leave that exceeds six months shall be deemed to be a termination of Continuous Service.

1.12	Director means a member of the Board of Directors.

1.13	Disability means the earliest date that a Participant is determined to be disabled pursuant to (a) the long-term disability policy maintained by the Company; (b) a determination by the Social Security Administration, or (c) within the meaning of Code Section 22(e)(3).

1.14	Effective Date means the effective date of the Plan as set forth on the title page.

1.15	Employee means a common law employee of the Company and any person who has accepted a binding offer of employment from the Company, but excludes any individual classified by the Company as an independent contractor or leased employee.

1.16	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.17	Fair Market Value means the value of the Common Stock, determined in accordance with the following:

(a)	Publicly Traded. If the Common Stock is readily tradable on any established stock exchange (including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market), the OTC Bulletin Board or otherwise over-the-counter (including without limitation the Pink Sheets), then the Fair Market Value per share shall be deemed to be the average of the “high” and “low” sales prices (or bid and ask prices, if sales prices are not reported) for the Common Stock for the preceding five trading days as reported for the principal trading market for the Common Stock. If there is no volume in the Common Stock in any of such five trading days, then the sales prices (or bids) shall be those sales prices (or bids) on the preceding trading day in which there was volume in the Common Stock.

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(b)	Not Publicly Traded. If the Common Stock is not readily tradable on an established stock exchange as determined in accordance with subsection (a), the Fair Market Value per share shall be deemed to be an amount as determined in good faith by the Plan Administrator by applying any reasonable valuation method, which may be an independent third party evaluation; provided, that any such determination shall be made in compliance with the regulations under Code Section 409A. Factors to be considered in establishing Fair Market Value shall include as applicable: the value of tangible and intangible assets of the corporation, the present value of anticipated future cash flows of the corporation, the market value of stock or equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the corporation the stock of which is to be valued, the value of which can be readily determined through nondiscretionary, objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), recent arm’s length transactions involving the sale or transfer of such stock or equity interests, and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the service recipient, its stockholders, or its creditors. The use of a valuation method shall take into consideration all available information material to the value of the Company at the time of the grant of the Award and the Fair Market Value shall be established not longer than 12 months prior to the date of the grant of the Award. In making its determination regarding Fair Market Value, to the extent that the Company is considered a “start-up corporation” under Code Section 409A, the Plan Administrator may rely on a written report that takes into account the above factors and is produced by a person that the Plan Administrator reasonably determines is qualified to perform the valuation based on such person’s significant knowledge, experience, education or training.

1.18	Incentive Stock Option means any option granted to an eligible Employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Code Section 422. Incentive Stock Options may not be granted to non-Employee Consultants and Directors.

1.19	Nonqualified Stock Option means any option granted to an eligible Employee, Consultant or Director under the Plan that is not an Incentive Stock Option.

1.20	Option means and refers collectively to Incentive Stock Options and Nonqualified Stock Options.

1.21	Participant means any Employee, Consultant or Director who is granted an Award under the Plan and any such individual whose Award remains outstanding following the cessation of that relationship with the Company. Participant also means the personal representative of a Participant and any other person who acquires the right to exercise or receive payment pursuant to an Award by bequest or inheritance.

1.22	Plan Administrator means the body that is responsible for the administration of the Plan, as determined pursuant to Section 2.1.

1.23	Reorganization means any one of the following events:

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(a)	the merger or consolidation of the Company (but only if the Company is not the surviving corporation or if the Company becomes a subsidiary of another corporation) or the acquisition of its assets or stock pursuant to a non-taxable reorganization;

(b)	the dissolution or liquidation of the Company;

(c)	the appointment of a receiver for all or substantially all of the Company’s assets or business;

(d)	the appointment of a trustee for the Company after a petition has been filed for the Company’s reorganization under applicable statutes; or

(e)	the sale, lease, or exchange of all or substantially all of the Company’s assets and business.

1.24	Rule 16b-3 means Rule 16b-3 promulgated by the Securities Exchange Commission under the Exchange Act, together with any successor rule, as in effect from time to time.

1.25	Stock Restriction Agreement means an agreement placing certain restrictions upon the Participant’s right to transfer shares, including without limitation the creation of an irrevocable right of first refusal upon the transfer of shares in favor of the Company and its designees and provisions requiring the Participant to transfer the shares to the Company or the Company’s designees upon a termination of employment, as described in Section Error! Reference source not found..

ARTICLE 2.

ADMINISTRATION

2.1	PLAN ADMINISTRATOR. The Plan shall be administered by the Board of Directors, unless and until such time as the Board of Directors delegates the administration of the Plan to a committee, which shall be appointed by and shall serve at the pleasure of the Board of Directors. The powers, duties and procedures of any appointed committee shall be governed by its adopted charter, or in the absence of such charter, by this Article 2 Any committee member shall be deemed to have resigned automatically from the committee upon his or her termination of service with the Company. To the extent the Board considers it desirable for transactions relating to a grant of Options to be eligible to qualify for an exemption under Rule 16b-3, the Plan Administrator shall consist of the Board of Directors or a committee of two or more Directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to a grant of Options to be eligible to qualify for an exemption under Code Section 162(m), the Plan Administrator shall consist of a committee of two or more Directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m). The Board may from time to time remove members from or add members to any such committee; fill vacancies on the committee, howsoever caused; and otherwise increase or decrease the number of members of such committee.

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2.2	MEETINGS AND ACTION. The Plan Administrator shall hold meetings at such times and places as it may determine. A majority of the members of the Plan Administrator shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Plan Administrator shall be the acts of the Plan Administrator and shall be final, binding and conclusive upon all persons, including the Company, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

2.3	POWERS OF PLAN ADMINISTRATION. The Plan Administrator shall have the full and exclusive right to grant and determine terms and conditions of all Awards granted under the Plan, to determine satisfaction of any conditions applicable to Awards, to amend or waive the provisions of any Award, and to prescribe, amend and rescind rules and regulations for administration of the Plan. In selecting Participants and granting Awards, the Plan Administrator shall take into consideration the contribution the Participant has made or may make to the success of the Company and such other factors as the Plan Administrator shall determine.

2.4	INTERPRETATION OF PLAN. The Plan Administrator may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement entered into hereunder. The determination of the Plan Administrator as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

2.5	INDEMNIFICATION. Each person who is or shall have been a member of the Plan Administrator or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, provided that the Company approved such settlement (which approval shall not be unreasonably withheld), or paid in satisfaction of a judgment in any such action, suit or proceeding. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right of indemnification shall not apply to any person in his or her capacity as a Participant under the Plan. The Company shall also pay for or reimburse the reasonable expenses incurred by any such member in connection with any such claim, action, suit or proceeding as provided in the Company’s articles of incorporation, bylaws or an indemnification or other agreement.

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ARTICLE 3.

STOCK SUBJECT TO THE PLAN

3.1	PLAN LIMIT. Subject to the provisions of Section 3.3, the aggregate number of shares of Common Stock that may be issued under Awards granted pursuant to the Plan shall not exceed 307,344 shares, subject to the approval by the stockholders of the Company within 12 months of the Effective Date of the Plan with respect to Incentive Stock Options. Shares that may be issued under Awards may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Company not reserved for any other purpose. In addition, if applicable, the Company may use the proceeds received from a Participant upon the exercise of an Option to repurchase shares of Stock in the open market, which shall be available for grant of Awards under the Plan.

3.2	UNUSED STOCK. If any outstanding Award under the Plan expires or for any other reason ceases to be exercisable, is forfeited or repurchased by the Company, in whole or in part (other than upon exercise of an Option), the shares that were subject to such Award (and as to which the Award had not been exercised) shall continue to be available under the Plan or revert to the Plan to again be available for issuance under the Plan.

3.3	ADJUSTMENT FOR CHANGE IN OUTSTANDING SHARES.

(a)	In General. If there is any change, increase or decrease, in the outstanding shares of Common Stock that is effected without receipt of additional consideration by the Company, by reason of a stock dividend, subdivision, reclassification, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances not involving the receipt of consideration by the Company (each a Capitalization Event), then in each such event, the Plan Administrator shall make an appropriate adjustment in the aggregate number and/or kind of shares of Common Stock available under the Plan, the number and/or kind of shares of Common Stock subject to each outstanding Award and/or the Option price in order to prevent the dilution or enlargement of any Participant’s rights. In the event of any adjustment in the number or kind of shares of Stock covered by any Award, including those provided in subsection (b), each such Award shall cover only the number of full shares resulting from such adjustment. The Plan Administrator’s determinations in making any adjustment shall be final and conclusive.

Subject to the provisions of Article 11, without affecting the number of shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Section 422 in the case of Incentive Stock Options.

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(b)	Adjustments for Certain Distributions of Property. If the Company at any time distributes with respect to its Common Stock securities or other property (except cash or Common Stock), a proportionate part of those securities or other property shall be set aside and delivered to the Participant when he exercises an Option. The securities or other property shall be in the same ratio to the total securities and property set aside for the Participant as the number of shares of Common Stock with respect to which the Option is then exercised is to the total shares of Common Stock subject to the Award.

(c)	Exceptions to Adjustment. Except as expressly provided herein, the issue by the Company of shares of Common Stock of any class, or securities convertible into or exchangeable for shares of Common Stock of any class, for cash or property or for labor or services, upon either sale of exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of Common Stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to any Award granted under the Plan.

3.4	RETENTION OF RIGHTS The existence of this Plan and any Award granted pursuant to the Plan shall not affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, Reorganization or other change in the Company’s capital structure or its business, or a merger or consolidation of the Company, or any issue of bonds, debentures, or preferred or preference stock ranking before or affecting the Common Stock, or the dissolution of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether similar or not.

3.5	NO REPRICING OF OPTIONS. No modifications to reduce the exercise price (repricing) of previously fixed stock option Awards issued under the Plan may be made pursuant to the Plan.

ARTICLE 4.

ELIGIBILITY

All Employees, Consultants and Directors who are responsible for the conduct and management of the business of the Company or who are involved in endeavors significant to the success of the Company, as determined by the Plan Administrator in its sole discretion, shall be eligible to receive an Award under the Plan.

ARTICLE 5.

STOCK OPTIONS

5.1

GRANT OF OPTIONS. The Plan Administrator may from time to time in its discretion determine which of the eligible Employees, Consultants and Directors of the Company will receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options) the number of shares subject to such Options, and the dates on which such Options are to be granted. No Employee may be granted Incentive Stock Options to the extent that the aggregate Fair Market Value (determined as of the time each Option is granted) of the Common Stock with respect to which any such Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Company) would exceed

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$100,000. To the extent that the limitation set forth in the preceding sentence has been exceeded, the Options that exceed the annual limitation shall be deemed to be Nonqualified Stock Options rather than Incentive Stock Options in accordance with Code Section 422.

5.2	AWARD AGREEMENT. Each Option granted under the Plan shall be evidenced by a written Award Agreement setting forth the terms upon which the Option is granted. Each Award Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options), and shall state the number of shares of Common Stock, as designated by the Plan Administrator, to which that Option pertains. More than one Option, and any combination of Options may be granted to an eligible Employee, Consultant or Director.

(a)	Option Price. The Option price per share of Common Stock under each Option shall be determined by the Plan Administrator and stated in the Award Agreement. The Option price for all Options granted under the Plan shall not be less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option.

(b)	Duration of Options. Each Option shall be of a duration as specified in the Award Agreement but in no case shall exceed a period of ten (10) years.

(c)	Vesting. Options shall be subject to the vesting conditions outlined in each individual Award Agreement, which may be waived or accelerated by the Plan Administrator at any time. If no vesting conditions are specified in the Award Agreement, the Option shall vest in accordance with the following schedule:

Period of Participant’s Continuous Service from the Grant Date	Percentage of Shares Vested and Exercisable
1 year	25%
2 years	50%
3 years	75%
4 years	100%

(d)	Additional Limitations on Grant for 10% Stockholders. No Incentive Stock Option shall be granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Code Section 424(d)) representing more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price of such Incentive Stock Option is at least 110% of the Fair Market Value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

(e)	Rights as Stockholder. A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

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(f)	Other Terms and Conditions. The Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Plan Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant’s ability to exercise an Option in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Plan Administrator.

5.3	MANNER OF EXERCISE. Subject to the limitations and conditions of the Plan or the Award Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Secretary of the Company, which notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by (a) payment in full to the Company of the purchase price of the shares to be purchased; plus (b) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option; (c) representations meeting the requirements of Sections 10.4 and/or 10.5 if requested by the Company; and (d) a Stock Restriction Agreement meeting the requirements of Section 10.6 if requested by the Company. Except as provided in Section 5.4, the conditions of this section shall be satisfied at the time that the Option or any part thereof is exercised, and no shares of Common Stock shall be issued or delivered until such conditions have been satisfied by the Participant.

5.4	PAYMENT OF OPTION PRICE. Payment for shares and withholding taxes shall be in the form of either: (a) cash; (b) a certified or Company cashier’s check to the order of the Company; (c) shares of the Common Stock, properly endorsed to the Company, in an amount the Fair Market Value of which on the date of receipt by the Company equals or exceeds the aggregate option price of the shares with respect to which the Option is being exercised, provided that such shares have been held outright by the Participant for at least six months; (d) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised; (e) any other form of legal consideration that may be acceptable to the Plan Administrator; or (f) in any combination thereof. However, no payment may be made in shares of Common Stock under clauses (c), (d) or (f) unless the Plan Administrator has approved of payment in such form by such Participant with respect to the Option exercise in question. Should the Common Stock be registered under Section 12 of the Exchange Act at the time an Option is exercised, and to the extent the option is exercised for vested shares, then payment may also be made through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable written instructions (1) to a brokerage firm designated by the Company to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes, and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Upon the exercise of any Option, the Company, in its sole discretion, may permit the deferred payment of the purchase price on such terms and conditions as the Company shall specify.

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ARTICLE 6.

OTHER AWARDS

With advance Board approval and to the extent consistent with the Company’s by-laws, the Plan Administrator may from time to time determine which of the eligible Employees of the Company should receive grants of Common Stock and/or other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including without limitation restricted stock, dividend equivalents, stock appreciation rights, phantom stock, restricted stock units and performance units. Such Awards may be issued alone or in conjunction with other Awards under the Plan. In addition, the Plan Administrator may, from time to time, if consistent with the Company’s by-laws and with applicable law that would prohibit the imposition of the constructive receipt of income under Code Section 451, afford a Participant the opportunity to convert the form of Award currently held by the Participant prior to the time such Participant would become vested in such Award. The Plan Administrator, in its sole discretion, may include in any Award any provisions necessary to avoid adverse tax consequences to the Participant under Code Section 409A.

ARTICLE 7.

NONTRANSFERABILITY

Options and other Awards are not transferable by the Participant other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Awards contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Award, the Award shall immediately become null and void.

ARTICLE 8.

TERMINATION OF CONTINUOUS SERVICE

8.1	CESSATION OF VESTING. The vesting of any Option shall cease upon termination of the Participant’s Continuous Service, and any Option shall be exercisable only to the extent that it was exercisable on the date of such termination of Continuous Service. Any Option not exercisable as of the date of termination, and any Option or portions thereof not exercised within the period specified herein, shall terminate.

8.2	EXERCISE OF AWARD.

(a)	Termination by Death or Disability. Subject to any limitations set forth in the Award Agreement, and provided that the notice of exercise is provided as required by the Plan prior to the expiration of the Option, the Participant (or in the case of the Participant’s death, the personal representatives of the Participant’s estate or the person or persons who shall have acquired the Option from the Participant by bequest or inheritance) shall be entitled to exercise the vested portion of an Option until the earlier of the date that is twelve (12) months after the date of the Participant’s death or the expiration date of the Award.

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(b)	Termination Other than for Cause but not by reason of Death or Disability. Subject to any limitations set forth in the Award Agreement, and provided that the notice of exercise is provided as required by the Plan prior to the expiration of the Option, the Participant (or in the case of the Participant’s death, the personal representatives of the Participant’s estate or the person or persons who shall have acquired the Option from the Participant by bequest or inheritance) shall be entitled to exercise the vested portion of an Option until the earlier of the date that is three (3) months after the date of the Participant’s termination of Continuous Service or the expiration date of the Award.

(c)	Termination for Cause; Breach of Covenant Not to Compete or Nondisclosure Agreement. Notwithstanding anything herein to the contrary, and unless otherwise provided by the Award Agreement, all unexercised Options (whether or not vested) granted to the Participant shall terminate immediately if the Participant is terminated for Cause, breaches any obligation under a covenant not to compete with the Company, or breaches any obligation under an agreement not to use or disclose proprietary information obtained from or through the Company, upon such occurrence.

(d)	Extension of Option Termination Date. The Plan Administrator, in its sole discretion, may extend the termination date of an Option granted under the Plan without regard to the preceding provisions of this section. Such extension may be made in the Award Agreement as originally executed or by amendment to the Award Agreement, either prior to or following termination of a Participant’s Continuous Service. However, the Plan Administrator shall have no power to extend the termination date of an Incentive Stock Option beyond the periods provided in this Section 8.2 prior to the termination of the Participant’s Continuous Service or without the approval of the Participant, which may be granted or withheld in the Participant’s sole discretion. Any extension of the termination date of an Incentive Stock Option may be deemed to be the grant of a new Option for purposes of the Code.

ARTICLE 9.

CHANGE IN CONTROL; REORGANIZATION

9.1	ACCELERATION OF VESTING, SUBSTITUTION OF AWARDS. Upon the occurrence of a Change in Control or Reorganization, any surviving corporation or acquiring corporation may assume any outstanding Award under the Plan or shall substitute similar stock awards on an equitable basis of appropriate stock of the Company, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the Common Stock (including an award to acquire the same consideration paid to the stockholders in the Change in Control) for those Awards outstanding under the Plan; provided, however, that if the Awards are not assumed, all outstanding Awards shall become exercisable in full.

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9.2	TERMINATION OF AWARD. In the event of a Change in Control or Reorganization, if any surviving corporation or acquiring corporation refuses to assume the outstanding Awards or to substitute similar stock awards for those outstanding under the Plan as otherwise provided in this Article 9, then with respect to any Awards held by Participants, the Plan Administrator may, in its sole discretion, (a) provide for their cancellation, forfeiture or purchase of any Award in the plan or agreement governing the Change in Control or Reorganization, such as by the exchange of any unexercised Awards for consideration similar to that received by stockholders of Stock of the Company in the Change in Control or Reorganization, less the exercise price required under such Awards; and/or (b) provide, upon written notice to all Participants holding Awards, that all unexercised Awards must be exercised within a specified number of days of the date of such notice or such Options will terminate. In response to such a notice, a Participant may make an irrevocable election to exercise the Participant’s Awards contingent upon and effective as of the effective date of the Change in Control or Reorganization.

ARTICLE 10.

ISSUANCE OF SHARES

10.1	TRANSFER OF SHARES TO PARTICIPANT. As soon as practicable after a Participant has given the Company written notice of exercise of an Award and has otherwise met the requirements of the applicable Award Agreement, the Company shall register a certificate in such Participant’s name for the number of shares of Common Stock as to which the Option has been exercised and shall, upon the Participant’s request, deliver such certificate to the Participant. In no event shall the Company be required to transfer fractional shares to the Participant, and in lieu thereof, the Company may pay an amount in cash equal to the Fair Market Value of such fractional shares on the date of exercise.

10.2	LEGEND. All certificates evidencing shares of Common Stock originally issued pursuant to this Plan or subsequently transferred to any person or entity, and any shares of capital stock received in respect thereof, may bear such legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Common Stock until there has been compliance with federal and state securities laws and until the Participant or any other holder of the Common Stock has paid the Company such amounts as may be necessary in order to satisfy any withholding tax liability of the Company.

10.3

COMPLIANCE WITH LAWS. If the issuance or transfer of shares, or the removal of restrictions from shares of Common Stock previously delivered pursuant to the Plan, by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal, state or local laws or regulations, the Company may delay issuance or transfer of such shares to the Participant or removal of such restrictions until compliance with such laws can reasonably be obtained. Similarly, the Company will not be obligated to deliver shares of Common Stock pursuant to the Plan, or to remove any restrictions from shares of Common Stock previously delivered pursuant to the Plan, if the outstanding Common Stock is at the time of delivery listed on any stock exchange or established trading market until the shares to be delivered have been listed or authorized to be listed on such exchange or

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trading market upon official notice of issuance. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares. If, after reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares upon exercise or vesting of an Option or Award under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares upon exercise or vesting of an Option or Award unless and until such authority is obtained.

10.4	INVESTMENT REPRESENTATION. The Company may require any Participant, as a condition precedent to exercising any Option or otherwise acquiring Common Stock under the Plan, to provide a written representation providing assurances satisfactory to the Company (a) as to the Participant’s knowledge and experience in financial and business matters and/or that the Participant has engaged a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters; (b) that the Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; and (c) that the Participant is acquiring the stock subject to the Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. Such a representation shall not be required if (1) the issuance of the shares pursuant to an Award has been registered under a then currently effective registration statement under the Securities Act, or (2) as to any particular requirement, a determination is made by counsel for the Company that such representation is not required.

10.5	LOCK-UP AGREEMENT. Upon demand by the Company, the Participant shall execute and deliver to the Company a representation that, in connection with the first underwritten registered offering of any securities of the Company under the Securities Act of 1933, as amended, the Participant will not sell or otherwise transfer or dispose of any shares of Common Stock held by the Participant (other than those included in the registration) for the 180-day period or such other period specified by the representative of the underwriters prior to and following the effective date of the registration statement of the Company filed under the Act; provided, however, that such agreement shall apply only if all executive officers and Directors of the Company at the time of such initial public offering agree with the representative of the underwriters not to transfer shares of Common Stock owned by them for the same or greater period.

The obligations described in this section shall not apply to a registration solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180-day period.

10.6

STOCK RESTRICTION AGREEMENT. Upon demand by the Company, the Participant shall execute and deliver to the Company a Stock Restriction Agreement in such form as the Company may provide at the time of exercise of the Option or any other acquisition of Common Stock under the Plan. Such Agreement may include, without limitation, restrictions upon the Participant’s right to transfer shares,

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including the creation of an irrevocable right of first refusal in the Company and its designees, and provisions requiring the Participant to transfer the shares to the Company or the Company’s designees upon or following a termination of Continuous Service. Upon such demand, execution of the Stock Restriction Agreement by the Participant prior to the transfer or delivery of any shares and prior to the expiration of the Option or other Award period shall be a condition precedent to the right to purchase or acquire such shares, unless such condition is expressly waived in writing by the Company.

ARTICLE 11.

AMENDMENT AND TERMINATION

11.1	AMENDMENT OF THE PLAN. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Award previously granted. Subject to the terms and conditions of the Plan, the Board of Directors may modify, extend or renew outstanding Awards granted under the Plan, or accept the surrender of outstanding Awards in substitution therefor, except that no such action shall diminish or impair the rights under an Award previously granted without the consent of the Participant.

11.2	TERMINATION OF THE PLAN. The Plan shall not have any fixed termination date. The Board of Directors may at any time suspend or terminate the Plan. No such suspension or termination shall diminish or impair the rights under an Award previously granted without the consent of the Participant. Notwithstanding the foregoing, no Incentive Stock Options may be granted any time after ten years after the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Code Section 422.

ARTICLE 12.

GENERAL PROVISIONS

12.1	WITHHOLDING OBLIGATIONS.

(a)	General. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) if and only if permitted by the Plan Administrator, authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); or (iii) if and only if permitted by the Plan Administrator, delivering to the Company owned and unencumbered shares of Common Stock.

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(b)	Code Section 409A. To the extent required to avoid penalties under Code Section 409A, the Plan Administrator intends any Award issued under the Plan to comply in all respects with Code Section 409A and related regulations and intends to interpret and administer any Award issued under the Plan in accordance with Code Section 409A. Notwithstanding any provision to the contrary, all taxes associated with participation in the Plan, including any liability imposed under Code Section 409A, shall be borne by the Participant.

(c)	Notice of Disqualifying Disposition of ISO Shares. If a Participant or a Participant’s beneficiary sells or otherwise disposes of any of the Common Stock acquired pursuant to the exercise of an Incentive Stock Option on or before the later of (i) the date two years after the date of grant, or (ii) the date one year after the date of exercise, the Participant (or beneficiary) shall immediately notify the Company in writing of such disposition and may be subject to income tax withholding by the Company on the compensation income.

12.2	NO EMPLOYMENT RIGHTS. Nothing contained in this Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of such Participant’s Continuous Service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Continuous Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Award.

12.3	OTHER EMPLOYEE BENEFITS. Unless so provided by the applicable plan, the amount of compensation deemed to be received by a Participant as a result of the exercise of an Award shall not constitute earnings with respect to which any other employee benefits of the person are determined, including without limitation benefits under any pension, profit sharing, life insurance, or disability or other salary continuation plan.

12.4	CONFIDENTIALITY OF INFORMATION. Information obtained pursuant to participation in this Plan is confidential and may not be shared by the Participant with anyone other than the Participant’s immediate family and personal financial advisor and other person(s) designated by Participant by power of attorney or assignment.

12.5	SEVERABILITY. If any provision of this Plan is held by any court or governmental authority to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions. Instead, each provision held to be illegal or invalid shall, if possible, be construed and enforced in a manner that will give effect to the terms of such provision to the fullest extent possible while remaining legal and valid.

12.6

GOVERNING LAW AND VENUE. This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of Kansas, except with respect to matters of law concerning the internal corporate affairs of the Company, to which matters the General Corporation Law of the State

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of Delaware shall govern. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement or of the Plan shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

12.7	USE OF PROCEEDS. Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

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